UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 2, 2006

BAY BANKS OF VIRGINIA, INC.

(Exact Name of Registrant as Specified in Charter)

Virginia	0-22955	54-1838100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Main Street, Kilmarnock, Virginia 22482

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 435-1171

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 2, 2006, the Board of Directors of Bay Banks of Virginia, Inc. (the “Company”), holding company for Bank of Lancaster (the “Bank”) and Bay Trust Company, declared a third quarter, 2006, dividend of $0.16 per share. The dividend will be paid on September 29, 2006, to shareholders of record September 15, 2006.

This September 29, 2006 dividend of $0.16 per share represents an increase of 3.2% compared to the $0.155 dividend paid September 30, 2005. The annualized dividend rate per share is $0.64 with a total annualized payout of approximately $1.5 million on 2.4 million shares outstanding.

Management is also pleased to announce that in July, 2006, the Bank received approval on its application to establish a new branch office in Colonial Beach, Virginia. This will be the Bank’s eighth banking office and the second in Westmoreland County, an extension of its market to that County’s western end.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAY BANKS OF VIRGINIA, INC.

By:	/s/ Austin L. Roberts, III
Austin L. Roberts, III
President and Chief Executive Officer

August 4, 2006

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